Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT

FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) executed to be effective as of June 11, 2008, by and among CARRIZO OIL & GAS, INC., a Texas corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors (in such capacity, “Guarantors”), the LENDERS party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Administrative Agent”).  Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Borrower, Guarantors, Administrative Agent and Lenders have entered into that certain Credit Agreement, dated as of May 25, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower has requested that Administrative Agent and Lenders (i) increase the Borrowing Base and the Conforming Borrowing Base and (ii) amend the Credit Agreement as provided herein; and

WHEREAS, Administrative Agent and Lenders have agreed to do so on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

SECTION 1.  Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1           Additional Definition.  The following definition shall be and it hereby is added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Fifth Amendment Effective Date” means June 11, 2008.

1.2           Amended Definition.  The following definition in Section 1.01 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

“Initial Borrowing Base” means $40,000,000.

1.3           Reserve Report; Proposed Borrowing Base; Conforming Borrowing Base.  Section 3.01 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 3.01.  Reserve Report; Proposed Borrowing Base; Conforming Borrowing Base.  During the period from the Fifth Amendment Effective Date until the first Redetermination after the Fifth Amendment Effective Date, the Borrowing Base shall be $165,000,000 and the Conforming Borrowing Base shall be $140,000,000.  As soon as available and in any event by April 1 and October 1 of each year, beginning October 1, 2008, the Borrower shall deliver to the Administrative Agent and each Lender a Reserve Report, prepared as of the immediately preceding December 31 and June 30, respectively, in form and substance reasonably satisfactory to the Administrative Agent and prepared by an Approved Petroleum Engineer (or, in the case of any Reserve Report other than the Reserve Report due on April 1 of each year, by petroleum engineers employed by the Borrower or its Subsidiaries) together with such other information, reports and data concerning the value of the Borrowing Base Properties as the Administrative Agent shall deem reasonably necessary to determine the value of such Borrowing Base Properties.  Simultaneously with the delivery to the Administrative Agent and the Lenders of each Reserve Report, the Borrower shall submit to the Administrative Agent and each Lender the Borrower’s requested amount of the Borrowing Base as of the next Redetermination Date.  Promptly after the receipt by the Administrative Agent of such Reserve Report and Borrower’s requested amount for the Borrowing Base, the Administrative Agent shall submit to the Lenders a recommended amount of the Borrowing Base and, with respect to any Redetermination prior to the Conforming Date, the Conforming Borrowing Base as of the next Redetermination Date; provided that no Redetermination of the Conforming Borrowing Base shall be required after the Conforming Date.

1.4           Potential Monthly Reductions and Other Adjustments.  Clause (c) of Section 3.05 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(c)           In the event the outstanding principal balance of the Indebtedness under the Convertible Notes Indenture (or any Permitted Refinancing thereof) exceeds $373,750,000 at any time, the Borrowing Base then in effect shall be reduced by $1.00 for every $4.00 of such additional Indebtedness as of the date such additional Indebtedness is incurred.

1.5           Financial Statements; Other Information.  Clause (e) of Section 6.01 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(e)           as soon as available, and in any event no later than April 1 and October 1 of each year, the Reserve Reports required on such dates pursuant to Section 3.01;

1.6           Investments, Loans, Advances, Guarantees and Acquisitions.  Clause (o) of Section 7.05 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(o)           investments made with up to 50% of the cash proceeds of any issuance of common Equity Securities of Borrower; provided that, with respect to each investment made pursuant to this clause (o), (i) such investment is made within 150 days after the date of the equity issuance the proceeds of which are being used to make such investment, (ii) at the time such investment is made, no Default or Event of Default shall have occurred and be continuing or be caused by such investment and (iii) before and after giving effect to such investment, Borrowing Base Usage (calculated by using the Borrowing Base rather than the Conforming Borrowing Base, at any time prior to the Conforming Date) is not greater than 75%;

1.7           Investments, Loans, Advances, Guarantees and Acquisitions.  Clause (p) of Section 7.05 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(p)           investments in an aggregate amount not to exceed $15,000,000 at any time outstanding made at any time prior to March 31, 2009 from the cash proceeds of the equity issuance made by Borrower on or about February 15, 2008; provided that, with respect to each investment made pursuant to this clause (p), (i) at the time such investment is made, no Default or Event of Default shall have occurred and be continuing or be caused by such investment and (ii) before and after giving effect to such investment, Borrowing Base Usage (calculated by using the Borrowing Base rather than the Conforming Borrowing Base, at any time prior to the Conforming Date) is not greater than 75%.; and

1.8           Investments, Loans, Advances, Guarantees and Acquisitions.  Section 7.05 of the Credit Agreement shall be and it hereby is amended by adding a new clause (q) to the end thereof to read as follows:

(q)           any other investments in any Person in an aggregate amount not to exceed $50,000,000 at any time outstanding; provided that, with respect to each investment made pursuant to this clause (q), (i) immediately after giving effect to such investment, the total outstanding amount of investments made pursuant to this clause (q) with the proceeds of Loans shall not exceed $40,000,000, (ii) at the time such investment is made, no Default or Event of Default shall have occurred and be continuing or be caused by such investment and (iii) before and after giving effect to such investment, Borrowing Base Usage (calculated by using the Borrowing Base rather than the Conforming Borrowing Base, at any time prior to the Conforming Date) is not greater than 75%.

1.9           Investments, Loans, Advances, Guarantees and Acquisitions.  Section 7.05 of the Credit Agreement shall be and it hereby is amended by adding a new paragraph following clause (q) to read as follows:

The amount of any investment made pursuant to clauses (o), (p) and (q) of this Section 7.05 shall be the original cost of such investment plus the cost of all additions thereto, minus the amount of any portion of such investment repaid to the Person making such investment as a dividend, repayment of loan or advance, return of capital or transfer of property, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such investment or interest earned on such investment.  In determining the amount of any investment involving a transfer of property other than cash, such property shall be valued at its fair market value at the time of such transfer; provided that in the case of investments involving a transfer of property other than cash that are repaid to the Person making such investment as a transfer of property, such property at the time of repayment shall be valued at its fair market value at the time such property was initially transferred by the Person making such investment.

1.10           Notices.  Subclauses (i) and (ii) of Section 11.01(a) of the Credit Agreement shall be and they hereby are amended in their respective entireties to read as follows:

(i)           if to the Borrower, to Carrizo Oil & Gas, Inc., 1000 Louisiana Street, Suite 1500, Houston, Texas 77002, Attention:  Chief Financial Officer;

(ii)           if to the Administrative Agent or Issuing Bank, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 17, Mail Code IL1-0010, Chicago, Illinois, 60603-2003, Telecopy No.: (312) 385-7096, Attention:  Marlene Zanoria, with a copy to JPMorgan Chase Bank, N.A., 712 Main Street, 8th Floor South, Houston, Texas  77002, Attention:  Jo Linda Papadakis, Vice President, Telecopy Number:  (713) 216-7770;

1.11           Amendment to Schedule.  Schedule 2.01 of the Credit Agreement shall be and it hereby is amended in its entirety by substituting Schedule 2.01 which is attached hereto.

SECTION 2.  New Lenders and Reallocation of Commitments and Loans.  The Lenders have agreed among themselves to reallocate their respective Applicable Percentages of the Aggregate Commitment and to, among other things, allow certain financial institutions identified by J.P. Morgan Securities, Inc., in its capacity as Lead Arranger, in consultation with Borrower, to become a party to the Credit Agreement as a Lender (each, a “New Lender”) by acquiring an interest in the Aggregate Commitment.  Administrative Agent and Borrower hereby consent to such reallocation and to each New Lender’s acquisition of an interest in the Aggregate Commitment.  On the Fifth Amendment Effective Date and after giving effect to such reallocation of the Aggregate Commitment, the Applicable Percentage of each Lender shall be as set forth on Schedule 2.01 of this Amendment.  With respect to such reallocation, each New Lender shall be deemed to have acquired its Commitment from each of the other Lenders pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if such New Lender and the other Lenders had executed an Assignment and Assumption with respect to such allocation.  Borrower and Administrative Agent hereby consent to such assignment to the New Lenders.

SECTION 3.  Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment and the assignment and reallocation contained in Section 2 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1           Execution and Delivery.  Each Credit Party, each Lender, including the New Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

3.2           No Default.  No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

3.3           Fees.  Borrower shall have paid to the Lead Arranger and to the Administrative Agent, for the benefit of the Lenders (including the New Lenders), fees payable in the amounts and at the times separately agreed upon among the Lead Arranger, the Administrative Agent and Borrower.

3.4           Note.  Borrower shall have executed and delivered a promissory note to each New Lender that has requested a promissory note in accordance with Section 2.08(e) of the Credit Agreement.

3.5           Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 4.  Representations and Warranties of Borrower.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

4.1           Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any of the other Loan Documents is true and correct in all material respects as of the Fifth Amendment Effective Date (except to the extent such representations and warranties specifically refer to an earlier date).

4.2           Corporate Authority; No Conflicts.  The execution, delivery and performance by such Credit Party (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

4.3           Enforceability.  This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 5.  Miscellaneous.

5.1           Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of such Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

5.2           Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3           Legal Expenses.  Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.4           Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  However, this Amendment shall bind no party until Borrower, the Guarantors, the Lenders, and the Administrative Agent have executed a counterpart.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

5.5           Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6           Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.7           Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Texas.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

CARRIZO OIL & GAS, INC.

By:	/s/Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer

GUARANTORS:

CCBM, INC.

By:	/s/Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

CLLR, INC.

By:	/s/Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

HONDO PIPELINE, INC.

By:	/s/Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

ADMINISTRATIVE AGENT AND LENDER:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, individually and as Administrative Agent

By:	/s/Kimberly Coil
Name:	Kimberly Coil
Title:	Vice President

GUARANTY BANK, as a Lender

By:	/s/Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

BANK OF SCOTLAND PLC, as a Lender

By:	/s/Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/Justin M. Alexander
Name:	Justin M. Alexander
Title:	Vice President

CREDIT SUISSE, Cayman Islands Branch, as a Lender

By:	/s/Vanessa Gomez
Name:	Vanessa Gomez
Title:	Director

By:	/s/Nupur Kumar
Name:	Nupur Kumar
Title:	Associate

FORTIS CAPITAL CORP., as a Lender

By:	/s/Michele Jones
Name:	Michele Jones
Title:	Director

By:	/s/Ilene Fowler
Name:	Ilene Fowler
Title:	Director

SCHEDULE 2.01

APPLICABLE PERCENTAGES AND COMMITMENTS

Lender	Title	Applicable Percentage	Commitment[1]	Maximum Facility Amount
JPMorgan Chase Bank , National Association 10 SouthDearborn, Fl 7 Mail Code IL1-0010 Chicago, Illinois 60603-2003 Attention: Marlene Zanoria Telephone: (312) 385-7071 Facsimile: (312) 385-7096 marlene.e.zanoria@jpmchase.com With a copy to: JPMorgan Chase Bank, N.A. 712 Main Street 8th Floor, South Houston, TX 77002 Attention: Jo Linda Papadakis Telephone: (713) 216-7743 Facsimile: (713) 216-7770 jo.l.papadakis@jpmorgan.com	Administrative Agent	24.2424242%	$40,000,000.00	$48,484,848.485
Guaranty Bank 333 Clay Street Suite 4400 Houston, TX 77002 Attention: Kelly L. Elmore III Telephone: (713) 890-8849 Facsimile: (713) 890-8868 kelly.elmore@guarantybank.com		24.2424242%	$40,000,000.00	$48,484,848.485

___________________
1As of Fifth Amendment Effective Date and subject to adjustment as a result of changes in the Borrowing Base.

Bank of Scotland plc One City Centre 1021 Main Street, Suite 1370 Houston, TX 77002 Attention: Richard Butler Telephone: (713) 650-0609 Facsimile: (713) 651-9714 RichardButler@bankofscotlandusa.com With a copy to: Bank of Scotland plc, New York Office 565 Fifth Avenue, 5th Floor New York, NY 10017 Telephone: (212) 450-0877/0809 Facsimile: (212) 479-2806 KarenWeich@bankofscotlandusa.com	15.1515152%	$25,000,000.00	$30,303,030.303
U.S. Bank National Association 950 17th St., DNCOT8E Denver, CO 80202 Attention: Justin M. Alexander Telephone: (303) 585-4201 Facsimile: (303) 585-4362 justin.alexander@usbank.com With a copy to: U.S. Bank 555 SW Oak, PDORP7LS Attention: Tony Wong Telephone: (503) 275-3252 Facsimile: (503) 973-6900 tony.wong@usbank.com	15.1515152%	$25,000,000.00	$30,303,030.303

Credit Suisse Eleven Madison Avenue New York, New York 10010 Attention: Vanessa Gomez Telephone: (212) 538-2993 Facsimile: (212) 448-3755 Vanessa.gomez@credit-suisse.com With a copy to: Credit Suisse One Madison Avenue New York, New York 10010 Attention: Loan Closers Telephone: (212) 325-9041 Facsimile: (212) 538-9120 loan.closers@credit-suisse.com	10.6060606%	$17,500,000.00	$21,212,121.212
Fortis Capital Corp. 15455 North Dallas Parkway Suite 1400 Addison, TX 75001 Attention: Michele Jones Telephone: (214) 953-9303 Facsimile: (214)754-5982 Michele.jones@us.fortis.com	10.6060606%	$17,500,000.00	$21,212,121.212
TOTAL	100.00%	$165,000,000.00	$200,000,000.00